UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

EATON CORPORATION plc

(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2024, the Board of Directors (the “Board”) of Eaton Corporation plc (the “Company”) increased its size from eleven to twelve members and elected Andre Schulten to fill the resulting vacancy, effective immediately. Mr. Schulten, 54, serves as Chief Financial Officer of The Procter & Gamble Company (“P&G”), a world-leading multinational consumer goods company. Mr. Schulten was appointed to serve on the Audit Committee, the Finance Committee, and the Innovation and Technology Committee of the Board.

Mr. Schulten will receive compensation pursuant to the Company’s standard arrangements for non-employee directors as described in its Proxy Statement for the 2024 Annual General Meeting of Shareholders, which was filed with the Securities and Exchange Commission (“SEC”) on March 15, 2024. In connection with his election to the Board, Mr. Schulten will receive a Restricted Stock Unit (“RSU”) grant on November 4, 2024 representing a pro rata portion of the 2024 RSU award granted to all other non-employee directors on May 3, 2024. His RSU grant will be the equivalent of $85,000 in Ordinary Shares, based on the 30-day average closing price of such shares leading up to the grant date. This amount represents 50% of the full $170,000 2024 RSU award amount, reflecting the portion of the 2024 grant cycle that he will serve on the Board.

Each of the Company and its wholly owned subsidiary, Eaton Corporation, have entered into standard indemnification agreements for the Company’s directors with Mr. Schulten, the forms of which were filed with the SEC on February 28, 2013 as Exhibits 10(bb) and 10(cc) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Mr. Schulten is Chief Financial Officer of P&G, to which Eaton had sales of approximately $22.9 million in the ordinary course of business since the beginning of 2023.  There are no arrangements or understandings between Mr. Schulten and any other persons pursuant to which he was selected as a director of the Company.

A copy of the press release issued by the Company on October 22, 2024 announcing Mr. Schulten’s election is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of Eaton Corporation plc dated October 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: October 22, 2024	/s/ Taras G. Szmagala
Taras G. Szmagala Executive Vice President and Chief Legal Officer